Product Portfolio

- **TPI currently markets a portfolio of 39 modernized TCM products**
  - Addressing multiple disease areas in internal medicines, gynecology, hepatology, otolaryngology, urology, neurology, gastroenterology, orthopedics, dermatology, pediatrics, etc.
  - Sole manufacturer for four exclusive products in China
    - Ginkgo Mihuan Oral Liquid – Company's flagship product
    - Xuelian Chongcao Oral Solution
    - Radix Sophorae Flavescentis Vaginal Effervescent Tablets
    - Benorylate Granules
  - Significant market shares in other popular TCM products such as Qingrejiedu Oral Liquid, Yinqiaoshangfeng Capsules, Qianlieshule Capsule

- **Received 10 new approvals from Chinese SFDA since July 1, 2008**

- **Current portfolio is diversified through 7 generic western medicines**

- **22 products listed in the highly selective National Medicine Catalog of the National Medical Insurance Program**

- **Pipeline - 17 new products already filed for and pending SFDA regulatory approval including several generic western medicines**